UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(D) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2006

FRONTIER ENERGY CORPORATION
(Exact name of Registrant as specified in its charter)
____________________

Nevada (State or other Jurisdiction of Incorporation or organization)	033-05384 (Commission File Number)	87-0443026 (IRS Employer I.D. No.)
___________________________

2413 Morocco Avenue
North Las Vegas, Nevada 89031
(800) 914-1405
(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)
___________________________

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) Effective on March 7, 2006, De Joya & Company, the independent registered public accounting firm who was previously engaged as the principal accountant to audit the Company's financial statements. The Registrant has been notified that De Joya & Company has decided to withdraw from the Public Company Auditing Oversight Board and will no longer be performing public company audits.

De Joya & Company audited the Company's financial statements for the fiscal year ended December 31, 2004 and 2003. This firm's report on these financial statements was modified as to uncertainty that the Company will continue as a going concern; other than this, the accountant's report on the financial statements for the period neither contained an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal year ended December 31, 2004 and 2003 and the subsequent interim period preceding such change, there were no disagreements with De Joya & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In addition, there were no "reportable events" as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred during the fiscal year ended December 31, 2004 and 2003, and the period preceding such change

(b) On March 7, 2006, the Company engaged De Joya Griffith & Company, LLC as its independent registered public accounting firm to audit the Company's financial statements. During the fiscal year ended December 31, 2004 and 2003, and the subsequent interim period prior to engaging this firm, neither the Company (nor someone on its behalf) consulted the newly engaged accountant regarding any matter.

Item 9.01. Financial Statements and Exhibits.

Exhibit 16.1 Letter from De Joya & Company

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be singed on its behalf by the undersigned hereunto duly authorized.

FRONTIER ENERGY CORPORATION

Dated: March 10, 2006                  By:___/s/ Robert Genesi______________
                            Robert Genesi
                            President